Exhibit 99

Investor Contact:	Kenneth R. Bowling	Media Contact:	Teresa A. Huffman
	Chief Financial Officer		Senior Vice President, Human Resources
	336-881-5630		336-889-5161

CULP ANNOUNCES RESULTS FOR SECOND QUARTER FISCAL 2022

Board of Directors Authorizes Five Percent Increase

in Quarterly Cash Dividend

HIGH POINT, N.C. (December 1, 2021) ─ Culp, Inc. (NYSE: CULP) (together with its consolidated subsidiaries, “CULP”) today reported financial and operating results for the second quarter ended October 31, 2021.

Fiscal 2022 Second Quarter Financial Summary

▪

Net sales were $74.6 million, down 3.0 percent over the prior-year period, with mattress fabrics sales up 2.1 percent and upholstery fabrics sales down 8.5 percent compared with the second quarter of last year.

▪	Income from operations (operating income) was $1.6 million, compared with income from operations of $4.5 million for the prior-year period.
▪	Net income was $851,000, or $0.07 per diluted share, compared with net income of $2.4 million, or $0.19 per diluted share, for the prior-year period.
▪

The company’s financial position reflected total cash and investments of $36.6 million and no outstanding borrowings as of October 31, 2021.  (See summary of cash and investments table at the back of this press release.)

▪

The company announced a five percent increase in its quarterly cash dividend to 11.5 cents per share, commencing in the third quarter of fiscal 2022.  At an annual indicated dividend of 46 cents per share, the yield is 4.34 percent, based upon yesterday’s closing stock price of $10.61 per share.  Notably, this is the company’s ninth straight year of increasing its annual dividend.

▪	The company repurchased 73,002 shares of CULP common stock during the second quarter of fiscal 2022, leaving approximately $3.2 million available under the company’s share repurchase program.

Financial Outlook

▪

The company continues to navigate uncertainty in the macroeconomic environment related to customer supply chain disruption for non-fabric components, significant inflationary pressures, a challenging labor market, and fluctuation in foreign currency exchange rates.  Although CULP is well positioned over the long term with its product-driven strategy and flexible global platform, the current headwinds are expected to continue pressuring results throughout the second half of fiscal 2022, especially during the third quarter.  The third and fourth quarters will also be affected by the timing of the Chinese New Year holiday, which begins at the end of the third quarter and continues into the beginning of the fourth quarter.

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

▪

Due to the uncertain and rapidly changing inflationary environment, the lack of visibility relating to the duration and magnitude of customer supply chain disruptions, and uncertainty relating to the impact of the new Omicron variant of the coronavirus, the company is withdrawing its previously issued annual guidance for fiscal 2022 and is only providing a limited outlook for the third and fourth quarters until the current volatility stabilizes.

▪

The company’s net sales and consolidated operating income (income from operations) for the third quarter of fiscal 2022 are expected to be sequentially comparable to the second quarter of fiscal 2022.  The company expects a strong improvement in net sales and operating income for the fourth quarter of fiscal 2022, as compared to both the third quarter of fiscal 2022 and the fourth quarter of fiscal 2021.

▪

The company’s expectations for the third and fourth quarters of fiscal 2022 are based on information available at the time of this press release and reflect certain assumptions by management regarding the company’s business and trends and the projected impact of the ongoing headwinds.  The outlook assumes there will be no further pandemic-related shutdowns or material disruption, including because of the new Omicron variant, and further assumes no greater-than-expected changes in freight and raw material costs, foreign currency exchange rates, labor availability, recent consumer trends, world events, or other circumstances beyond the company’s control.

Commenting on the results, Iv Culp, president and chief executive officer of Culp, Inc., said, “As previously announced, our results for the second quarter reflected lower than expected sales, primarily for our upholstery fabrics segment.  Several external factors affected our sales results for the quarter, particularly COVID-related shutdowns in Vietnam and customer supply chain constraints for non-fabric components, while profitability remained pressured in both of our businesses by the continued rapid rise in freight, raw material, and labor costs.

“Despite the challenging macroeconomic environment, I am extremely proud of how our global platform and our associates have responded over the last 18 months to build a more robust supply chain that has kept pace with demand and met the delivery needs of our valued customers.  Looking ahead, we are pleased that the shutdowns in Vietnam have been lifted, but the rapidly rising costs and the disruption throughout the industry’s supply chains continue, and many of our customers have delayed their previously planned rollouts and new product launches.  We also believe that many customers have excess inventory for fabric and cover products that were purchased to support their expanding backlogs as they wait for their supply chain issues to subside.  As a result, we expect it could take some time for customers to work through their existing fabric and cover inventory levels.  Additionally, we have some concern that inflationary pressures are causing some slowing in new business, leading to lower demand once customers fulfill their existing backlogs.  Based on these factors, we expect that current headwinds will continue to pressure results during the second half of fiscal 2022, especially during the third quarter, but we expect to see a meaningful rebound in our business beginning in the fourth quarter and continuing into fiscal 2023.

“As market conditions evolve, CULP is well positioned for the long term, and we are confident in our ability to improve our market reach.  Notably, if we meet our expectations for the third and fourth quarters, then for the full fiscal 2022 year, we will sustain the significant sales gains we have achieved as compared to pre-COVID sales levels of fiscal 2020.  We are implementing further pricing actions during the third quarter to help offset current inflationary pressures.  We also expect to open our new Haiti facility during the third quarter, which will increase our capacity for cut and sewn upholstery kits.  Our strong global platform, together with our long-term supplier relationships, continues to provide a distinct competitive advantage, allowing us to quickly respond to the evolving needs of our customers.  We also remain focused on innovation and creative designs in both of our businesses, and we are confident in our product-driven strategy. The recent opening of our new innovation campus in downtown High Point, North Carolina, has been extremely well received by our customers, providing them with a hands-on, first-class experience for viewing the scope of our products, from fabric to sewn cover.

“Importantly, we have the financial strength to support our business in the current environment, and we look forward to the opportunities to deliver value for our customers, employees, and shareholders in fiscal 2022 and beyond,” added Culp.

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

Segment Update

Mattress Fabrics Segment

Sales for this segment were $40.9 million for the second quarter, up 2.1 percent compared with sales of $40.0 million in the second quarter of fiscal 2021.

“While mattress fabrics sales for the second quarter were in line with our expectations, revenue was affected somewhat by our customers’ supply chain constraints for non-fabric components and existing inventory levels for mattress fabrics and covers,” said Sandy Brown, president of the company’s mattress fabrics division.  “This caused our customers to temporarily delay taking some orders and push some new product launches into subsequent quarters while working through these limitations.  However, we expect these pressures will be alleviated over the medium term.

“Our operating performance for the second quarter of fiscal 2022, was negatively affected by higher freight, raw material, and labor costs; inefficiencies due to ongoing labor shortages in the U.S. and Canada; unfavorable foreign currency fluctuations in China and Canada; and product mix.  The price increase and freight surcharge implemented during the first half of fiscal 2022 have helped us offset a portion of the current inflationary pressures we are facing.  However, the lag in price realization, as well as some competitive market pressures that limit us from immediately passing on all of our cost increases, are expected to continue affecting our operating performance in the near term, and we may need to consider further pricing actions if operating costs continue to rise.

“Despite the challenging environment during the second quarter, we relied on our proven product-driven strategy with a relentless focus on design creativity and innovation, supported by the utilization of our resilient manufacturing and sourcing platform to service the needs of our customers.  Our on-shore, near-shore, and off-shore supply chain strategy, as well as our fabric-to-cover model, remains a preferred platform for our sewn mattress cover customers.

“Looking ahead, our market position remains solid, with strong new placements and product developments for fiscal 2023.  Rising costs continue to pressure our profitability, but our team remains committed to ongoing efforts to control internal costs, improve efficiencies, and take reasonable pricing actions to mitigate and manage inflation.  Over the long term, we are well positioned to sustain our competitive advantage and leverage our compelling business model to further expand our market reach, especially as our customers’ supply chain disruption and inventory positions begin to normalize,” added Brown.

Upholstery Fabrics Segment

Sales for this segment were $33.7 million for the second quarter, down 8.5 percent compared with sales of $36.8 million in the second quarter of fiscal 2021.

“Our second quarter results were disappointing, largely driven by lower sales in our residential business due to COVID-19-related shutdowns of our sourcing partners and customers in Vietnam throughout most of the quarter,” said Boyd Chumbley, president of the company’s upholstery fabrics division.  “These shutdowns were expected to be short term, but instead lasted significantly longer than anticipated and limited our ability to ship orders both within and outside of Asia.  Residential sales were also pressured by our customers’ supply chain constraints and labor shortages at their U.S. facilities, which significantly reduced our ability to ship prepared fabric orders.

“Our operating performance for the second quarter of fiscal 2022 was primarily affected by the lower sales in our residential business, as well as higher freight and raw material costs, start-up costs for our new Haiti facility, unfavorable foreign currency fluctuations in China, and lower contribution from our Read Window Products business.  We implemented a freight surcharge during the second quarter to help offset rising freight costs, but due to the continued rapid increase in operating costs and raw material costs, we are instituting an additional price increase during the third quarter to help cover a portion of these inflationary pressures.

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

“Despite the headwinds in our residential business, we were encouraged by the recovery in our hospitality business during the second quarter, led by our hospitality/contract fabric business.  We also saw a measurable improvement in our Read Window Products business during the last month of the quarter.  We are pleased the shutdowns that affected our Vietnam customers and sourcing partners during the quarter have now been lifted, and we have resumed shipping at normalized capacity.  Additionally, we expect to begin production at our new facility in Haiti during the third quarter, which will expand our capacity for cut and sewn upholstery kits and mitigate some risk with near-shore capabilities that complement our strong Asian platform.

“Looking ahead, there are lingering near-term challenges related to our customers’ supply chain constraints and existing levels of fabric inventory for our residential business.  Also, while we believe demand trends remain favorable for the home furnishings industry, there is an expected slowdown in new business from the peak experienced during the post-COVID stay-at-home surge.  Despite these external conditions, our business is well positioned for the long term with our product-driven strategy and innovative product offerings, including our popular portfolio of LiveSmart® performance products, as well as our flexible Asian platform, our long-term supplier relationships, and our expanded capacity in Haiti.  We are also encouraged by the recent Showtime fabric market, where our products received favorable reaction and strong support from customers.  Above all, we remain focused on meeting the changing needs of our valued customers,” added Chumbley.

Balance Sheet

“Maintaining a strong financial position during these uncertain times continues to be one of the company’s top priorities,” added Ken Bowling, executive vice president and chief financial officer of Culp, Inc.  “As of October 31, 2021, we reported $36.6 million in total cash and investments and no outstanding debt, compared with $46.9 million in total cash and investments and no outstanding debt as of the end of fiscal 2021.  Our cash flow from operations and free cash flow was $(1.3) million and $(5.8) million, respectively, for the first six months of fiscal 2022.  (See reconciliation table at the back of this press release.)  As we continue to invest in our business, our cash flow from operations and free cash flow during the first half of this fiscal year were affected by the following uses of cash:  (i) increased inventory purchases to support our valued customers, to get ahead of rising raw material costs, and to strategically improve our in-stock position ahead of the Chinese New Year holiday; (ii) $3.9 million investment in capital expenditures, including expenditures for machinery, equipment, and IT investments, as well as expenditures related to our new innovation campus; (iii) $1.4 million in payments for the new building lease and startup expenses associated with our Haiti upholstery cut and sew operation; and (iv) increased accounts payable payments related to our return to normal credit terms as opposed to the extended terms previously granted in response to the COVID-19 pandemic.  Additionally, during the first six months of fiscal 2022, we paid $2.7 million in regular quarterly dividends and spent $1.8 million on share repurchases,” added Bowling.

Dividends and Share Repurchases

The company announced that its Board of Directors has approved a five percent increase in the company’s quarterly cash dividend to 11.5 cents per share, marking the ninth straight year of increasing the annual dividend. At an annual indicated dividend of 46 cents per share, the yield is 4.34 percent, based upon yesterday’s closing stock price of $10.61 per share.  The next quarterly payment will be made on January 19, 2022, to shareholders of record as of January 11, 2022.

During the second quarter of fiscal 2022, the company repurchased 73,002 shares of CULP common stock in the open market under its existing share repurchase authorization, leaving approximately $3.2 million available under the current share repurchase program.  Shares may be repurchased under the program, at the company’s discretion, from time to time in the open market or in privately negotiated transactions.  Pursuant to its capital allocation strategy, the company seeks to opportunistically repurchase shares at a price that reflects a discount to the company’s calculated intrinsic value per share.

Conference Call

Culp, Inc. will hold a conference call to discuss financial results for the second quarter of fiscal 2022 on December 2, 2021, at 11:00 a.m. Eastern Time.  A live webcast of this call can be accessed on the investor relations section of the company’s website, www.culp.com.  A replay of the webcast will be available for 30 days on the investor relations section of the company’s website, beginning at 2:00 p.m. Eastern Time on December 2, 2021.

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

About the Company

Culp, Inc. is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture.  The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers.  Culp has manufacturing and sourcing capabilities located in the United States, Canada, China, Haiti, Turkey, and Vietnam.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise.  Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, public health epidemics, or future developments.  There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely.  The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations.  Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products.  Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States.  Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places.  Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets.  The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance.  In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results.  Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Finally, disruption in our customers’ supply chains for non-fabric components may cause declines in new orders and/or delayed shipping of existing orders while our customers wait for other components, which could adversely affect our financial results.  Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF NET INCOME

FOR THREE MONTHS ENDED OCTOBER 31, 2021, AND NOVEMBER 1, 2020

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales

	October 31,	November 1,	% Over	October 31,	November 1,
	2021	2020	(Under)	2021	2020
Net sales	$74,561	76,851	(3.0)%	100.0%	100.0%
Cost of sales	(63,834)	(62,590)	2.0%	85.6%	81.4%
Gross profit	10,727	14,261	(24.8)%	14.4%	18.6%
Selling, general and administrative expenses	(9,087)	(9,743)	(6.7)%	12.2%	12.7%
Income from operations	1,640	4,518	(63.7)%	2.2%	5.9%
Interest income	59	59	—	0.1%	0.1%
Other expense	(404)	(680)	(40.6)%	0.5%	0.9%
Income before income taxes	1,295	3,897	(66.8)%	1.7%	5.1%
Income tax expense (1)	(444)	(1,613)	(72.5)%	34.3%	41.4%
Income from investment in unconsolidated joint venture	—	100	(100.0)%	0.0%	0.1%
Net income	851	2,384	(64.3)%	1.1%	3.1%

Net income per share - basic	$0.07	$0.19	(64.1)%
Net income per share - diluted	$0.07	$0.19	(64.3)%
Average shares outstanding-basic	12,223	12,298	(0.6)%
Average shares outstanding-diluted	12,316	12,324	(0.1)%

Notes

(1)	Percent of sales column for income tax expense is calculated as a % of income before income taxes.

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)

FOR SIX MONTHS ENDED OCTOBER 31, 2021, AND NOVEMBER 1, 2020

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	SIX MONTHS ENDED
	Amount			Percent of Sales
		(2)
	October 31,	November 1,	% Over	October 31,	November 1,
	2021	2020	(Under)	2021	2020
Net sales	$157,608	141,315	11.5%	100.0%	100.0%
Cost of sales	(134,382)	(117,153)	14.7%	85.3%	82.9%
Gross profit	23,226	24,162	(3.9)%	14.7%	17.1%
Selling, general and administrative expenses	(18,268)	(17,761)	2.9%	11.6%	12.6%
Income from operations	4,958	6,401	(22.5)%	3.1%	4.5%
Interest expense	—	(51)	(100.0)%	0.0%	0.0%
Interest income	132	117	12.8%	0.1%	0.1%
Other expense	(640)	(1,046)	(38.8)%	0.4%	0.7%
Income before income taxes	4,450	5,421	(17.9)%	2.8%	3.8%
Income tax expense (1)	(1,349)	(5,937)	(77.3)%	30.3%	109.5%
Income from investment in unconsolidated joint venture	—	167	(100.0)%	0.0%	0.1%
Net income (loss)	3,101	(349)	N.M.	2.0%	(0.2)%

Net income (loss) per share - basic	$0.25	$(0.03)	N.M
Net income (loss) per share - diluted	$0.25	$(0.03)	N.M
Average shares outstanding-basic	12,268	12,293	(0.2)%
Average shares outstanding-diluted	12,369	12,293	0.6%

Notes

(1)	Percent of sales column for income tax expense is calculated as a % of income before income taxes.

(2)

See back of this presentation for our Reconciliation of Selected Income Statement Information to Adjusted Results for the six-month period ending November 1, 2020, which includes certain adjustments to income tax expense.

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

CULP, INC.

CONSOLIDATED BALANCE SHEETS

OCTOBER 31, 2021, NOVEMBER 1, 2020, AND MAY 2, 2021

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)			(Condensed)
	October 31,	November 1,	Increase (Decrease)		* May 2,
	2021	2020	Dollars	Percent	2021
Current assets
Cash and cash equivalents	$16,956	45,288	(28,332)	(62.6)%	37,009
Short-term investments - Held-To-Maturity	1,564	5,005	(3,441)	(68.8)%	3,161
Short-term investments - Available for Sale	9,709	5,462	4,247	77.8%	5,542
Accounts receivable	32,316	32,960	(644)	(2.0)%	37,726
Inventories	63,781	47,726	16,055	33.6%	55,917
Current income taxes receivable	613	—	613	100.0%	—
Other current assets	3,811	3,509	302	8.6%	3,852
Total current assets	128,750	139,950	(11,200)	(8.0)%	143,207
Property, plant & equipment, net	43,265	41,599	1,666	4.0%	44,003
Right of use assets	13,649	6,165	7,484	121.4%	11,730
Intangible assets	2,816	3,192	(376)	(11.8)%	3,004
Long-term investments - Rabbi Trust	9,036	8,060	976	12.1%	8,415
Long-term investments - Held-To-Maturity	8,353	759	7,594	N.M.	1,141
Deferred income taxes	452	645	(193)	(29.9)%	545
Investment in unconsolidated joint venture	—	1,859	(1,859)	(100.0)%	—
Other assets	3,004	547	2,457	449.2%	2,035
Total assets	$209,325	202,776	6,549	3.2%	214,080
Current liabilities
Accounts payable - trade	40,525	38,247	2,278	6.0%	42,540
Accounts payable - capital expenditures	176	68	108	158.8%	348
Operating lease liability - current	2,878	2,316	562	24.3%	2,736
Deferred revenue	679	375	304	81.1%	540
Accrued expenses	11,019	11,684	(665)	(5.7)%	14,839
Income taxes payable - current	646	1,413	(767)	(54.3)%	229
Total current liabilities	55,923	54,103	1,820	3.4%	61,232
Operating lease liability - long-term	7,914	4,008	3,906	97.5%	6,821
Income taxes payable - long-term	3,099	3,325	(226)	(6.8)%	3,326
Deferred income taxes	4,918	6,089	(1,171)	(19.2)%	5,330
Deferred compensation	9,017	8,000	1,017	12.7%	8,365
Total liabilities	80,871	75,525	5,346	7.1%	85,074
Shareholders' equity	128,454	127,251	1,203	0.9%	129,006
Total liabilities and shareholders' equity	$209,325	202,776	6,549	3.2%	214,080
Shares outstanding	12,210	12,303	(93)	(0.8)%	12,313

* Derived from audited financial statements.

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

CULP, INC.

SUMMARY OF CASH AND INVESTMENTS

OCTOBER 31, 2021, NOVEMBER 1, 2020, AND MAY 2, 2021

Unaudited

(Amounts in Thousands)

	Amounts

	October 31,	November 1,	May 2,
	2021	2020	2021*
Cash and Investments
Cash and cash equivalents	$16,956	$45,288	$37,009
Short-term investments - Available for Sale	9,709	5,462	5,542
Short-term investments - Held-To-Maturity	1,564	5,005	3,161
Long-term investments - Held-To-Maturity	8,353	759	1,141
Total Cash and Investments	$36,582	$56,514	$46,853

* Derived from audited financial statements.

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED OCTOBER 31, 2021, AND NOVEMBER 1, 2020

Unaudited

(Amounts in Thousands)

	SIX MONTHS ENDED
	Amounts
	October 31,	November 1,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$3,101	$(349)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	3,471	3,538
Amortization	267	235
Stock-based compensation	709	474
Deferred income taxes	(319)	4,419
Realized (gain) loss from the sale of short-term investments available for sale	(4)	6
Income from investment in unconsolidated joint venture	—	(167)
Foreign currency exchange loss	170	723
Changes in assets and liabilities:
Accounts receivable	5,441	(7,663)
Inventories	(7,750)	602
Other current assets	39	(1,175)
Other assets	(987)	(40)
Accounts payable	(2,269)	14,156
Deferred revenue	139	(127)
Accrued expenses and deferred compensation	(2,908)	6,019
Income taxes	(428)	2,052
Net cash (used in) provided by operating activities	(1,328)	22,703
Cash flows from investing activities:
Capital expenditures	(3,901)	(2,041)
Proceeds from the sale of equipment	—	12
Investment in unconsolidated joint venture	—	(90)
Proceeds from the maturity of short-term investments (Held to Maturity)	3,200	1,800
Purchase of short-term and long-term investments (Held to Maturity)	(8,876)	(1,245)
Purchase of short-term investments (Available for Sale)	(4,371)	(5,010)
Proceeds from the sale of short-term investments (Available for Sale)	306	455
Proceeds from the sale of long-term investments (rabbi trust)	—	77
Purchase of long-term investments (rabbi trust)	(580)	(257)
Net cash used in investing activities	(14,222)	(6,299)
Cash flows from financing activities:
Payments associated with lines of credit	—	(30,772)
Payment associated with Paycheck Protection Program Loan	—	(7,606)
Dividends paid	(2,699)	(2,583)
Common stock repurchased	(1,752)	—
Common stock surrendered for payment of withholding taxes payable	(50)	(25)
Payments of debt issuance costs	—	(15)
Net cash used in financing activities	(4,501)	(41,001)
Effect of exchange rate changes on cash and cash equivalents	(2)	95
Decrease in cash and cash equivalents	(20,053)	(24,502)
Cash and cash equivalents at beginning of year	37,009	69,790
Cash and cash equivalents at end of period	$16,956	$45,288
Free Cash Flow (1)	$(5,811)	$20,499

Reconciliation of Free Cash Flow (1):

	FY 2022	FY 2021
A) Net cash (used in) provided by operating activities	$(1,328)	22,703
B) Minus: Capital Expenditures	(3,901)	(2,041)
C) Plus: Proceeds from the sale of equipment	—	12
D) Minus: Investment in unconsolidated joint venture	—	(90)
E) Plus: Proceeds from the sale of long-term investments (rabbi trust)	—	77
F) Minus: Purchase of long-term investments (rabbi trust)	(580)	(257)
G) Effects of exchange rate changes on cash and cash equivalents	(2)	95
Free Cash Flow	$(5,811)	20,499

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE THREE MONTHS ENDED OCTOBER 31, 2021, AND NOVEMBER 1, 2020

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	October 31,	November 1,	% Over	October 31,	November 1,
Net Sales by Segment	2021	2020	(Under)	2021	2020
Mattress Fabrics	$40,883	40,030	2.1%	54.8%	52.1%
Upholstery Fabrics	33,678	36,821	(8.5)%	45.2%	47.9%
Net Sales	$74,561	76,851	(3.0)%	100.0%	100.0%

Gross Profit				Gross Profit Margin
Mattress Fabrics	$6,146	7,584	(19.0)%	15.0%	18.9%
Upholstery Fabrics	4,581	6,677	(31.4)%	13.6%	18.1%
Gross Profit	$10,727	14,261	(24.8)%	14.4%	18.6%

Selling, General and Administrative Expenses by Segment				Percent of Sales
Mattress Fabrics	$3,007	3,202	(6.1)%	7.4%	8.0%
Upholstery Fabrics	3,553	3,390	4.8%	10.5%	9.2%
Unallocated Corporate expenses	2,527	3,151	(19.8)%	3.4%	4.1%
Selling, General and Administrative Expenses	$9,087	9,743	(6.7)%	12.2%	12.7%

Income from operations by Segment				Operating Income Margin
Mattress Fabrics	$3,139	4,382	(28.4)%	7.7%	10.9%
Upholstery Fabrics	1,028	3,287	(68.7)%	3.1%	8.9%
Unallocated corporate expenses	(2,527)	(3,151)	(19.8)%	(3.4)%	(4.1)%
Income from Operations	$1,640	4,518	(63.7)%	2.2%	5.9%

Depreciation Expense by Segment
Mattress Fabrics	$1,550	1,501	3.3%
Upholstery Fabrics	195	215	(9.3)%
Depreciation Expense	$1,745	1,716	1.7%

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE SIX MONTHS ENDED OCTOBER 31, 2021, AND NOVEMBER 1, 2020

Unaudited

(Amounts in Thousands)

	SIX MONTHS ENDED
	Amounts			Percent of Total Sales
	October 31,	November 1,	% Over	October 31,	November 1,
Net Sales by Segment	2021	2020	(Under)	2021	2020
Mattress Fabrics	$83,941	76,133	10.3%	53.3%	53.9%
Upholstery Fabrics	73,667	65,182	13.0%	46.7%	46.1%
Net Sales	$157,608	141,315	11.5%	100.0%	100.0%

Gross Profit by Segment				Gross Profit Margin
Mattress Fabrics	$12,941	12,191	6.2%	15.4%	16.0%
Upholstery Fabrics	10,285	11,971	(14.1)%	14.0%	18.4%
Gross Profit	$23,226	24,162	(3.9)%	14.7%	17.1%

Selling, General, and Administrative Expenses by Segment				Percent of Total Sales
Mattress Fabrics	$6,191	5,964	3.8%	7.4%	7.8%
Upholstery Fabrics	6,990	6,570	6.4%	9.5%	10.1%
Unallocated Corporate expenses	5,087	5,227	(2.7)%	3.2%	3.7%
Selling, General, and Administrative Expenses	$18,268	$17,761	2.9%	11.6%	12.6%

Income from Operations by Segment				Operating Income Margin
Mattress Fabrics	$6,750	6,227	8.4%	8.0%	8.2%
Upholstery Fabrics	3,295	5,401	(39.0)%	4.5%	8.3%
Unallocated corporate expenses	(5,087)	(5,227)	(2.7)%	(3.2)%	(3.7)%
Income from operations	$4,958	6,401	(22.5)%	3.1%	4.5%

Return on Capital (1)
Mattress Fabrics	17.1%	7.6%	125.0%
Upholstery Fabrics	60.2%	46.6%	29.2%
Unallocated Corporate	N.M.	N.M.	N.M.
Consolidated	11.8%	5.0%	136.0%

Capital Employed (1) (2)
Mattress Fabrics	$78,142	61,609	26.8%
Upholstery Fabrics	17,732	16,980	4.4%
Unallocated Corporate	3,577	2,270	57.6%
Consolidated	$99,451	80,859	23.0%

Depreciation Expense by Segment
Mattress Fabrics	$3,071	3,132	(1.9)%
Upholstery Fabrics	400	406	(1.5)%
Depreciation Expense	$3,471	3,538	(1.9)%

Notes

(1)	See return on capital employed by segment pages at the back of this presentation for calculations.

(2)	The capital employed balances are as of October 31, 2021, and November 1, 2020.

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

CULP, INC.

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR THE SIX MONTHS ENDED NOVEMBER 1, 2020

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	As Reported		November 1, 2020
	November 1,		Adjusted
	2020	Adjustments	Results
Income before income taxes	$5,421	—	5,421
Income tax expense (1)	(5,937)	4,099	(1,838)
Income from investment in unconsolidated joint venture	167	—	167
Net (loss) income	$(349)	4,099	3,750
Net (loss) income per share - basic	$(0.03)		$0.31
Net (loss) income per share - diluted	$(0.03)		$0.30
Average shares outstanding-basic	12,293		12,293
Average shares outstanding-diluted	12,293		12,305

Notes

(1)

The $4.1 million adjustment represents a $7.6 million non-cash income tax charge to record a full valuation allowance against the company’s U.S. net deferred income tax assets, partially offset by a $3.5 million non-cash income tax benefit resulting from the re-establishment of certain U.S. Federal net operating loss carryforwards in connection with U.S. Treasury regulations enacted during our first quarter of fiscal 2021 regarding Global Intangible Low Taxed Income (“GILTI”) tax provisions of the Tax Cuts and Jobs Act of 2017.

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

CULP, INC.

CONSOLIDATED STATEMENTS OF ADJUSTED EBITDA

FOR THE TWELVE MONTHS ENDED OCTOBER 31, 2021, AND NOVEMBER 1, 2020

Unaudited

(Amounts in Thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	January 31,	May 2,	August 1,	October 31,	October 31,
	2021	2021	2021	2021	2021
Net income	$2,082	$1,485	$2,250	$851	$6,668
Income tax expense	899	857	905	444	3,105
Interest income, net	(90)	(36)	(74)	(59)	(259)
Gain on bargain purchase	—	(819)	—	—	(819)
Depreciation expense	1,665	1,643	1,726	1,745	6,779
Amortization expense	115	116	121	146	498
Stock based compensation	292	485	274	435	1,486
Adjusted EBITDA	$4,963	$3,731	$5,202	$3,562	$17,458
% Net Sales	6.3%	4.7%	6.3%	4.8%	5.5%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	February 2,	May 3,	August 2,	November 1,	November 1,
	2020	2020	2020	2020	2020
Net (loss) income	$(4,207)	$(27,825)	$(2,733)	$2,384	$(32,381)
Loss before income taxes from discontinued operation	7,824	8,698	—	—	16,522
Income tax expense (benefit) from continuing operations	1,619	(2,237)	4,324	1,613	5,319
Interest income, net	(258)	(37)	(7)	(59)	(361)
Asset impairments from continuing operations	—	13,712	—	—	13,712
Restructuring credit	(35)	—	—	—	(35)
Depreciation expense - continuing operations	1,891	1,882	1,822	1,716	7,311
Amortization expense - continuing operations	102	117	118	117	454
Stock based compensation	364	(199)	126	348	639
Adjusted EBITDA	$7,300	$(5,889)	$3,650	$6,119	$11,180

% Net Sales	10.7%	(12.4)%	5.7%	8.0%	4.3%

% Over (Under)	(32.0)%	N.M.	42.5%	(41.8)%	56.2%

CULP Announces Results for First Quarter Fiscal 2022

December 1, 2021

CULP, INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT

FOR THE TWELVE MONTHS ENDED OCTOBER 31, 2021

Unaudited

(Amounts in Thousands)

	Adjusted
	Operating Income
	Twelve Months	Average	Return on
	Ended	Capital	Avg. Capital
	October 31, 2021 (1)	Employed (3)	Employed (2)
Mattress Fabrics	$12,321	$71,960	17.1%
Upholstery Fabrics	9,771	16,223	60.2%
Unallocated Corporate	(11,458)	1,737	N.M.
Total	$10,634	$89,919	11.8%

Average Capital Employed	As of the three Months Ended October 31, 2021				As of the three Months Ended August 1, 2021				As of the three Months Ended May 2, 2021
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$96,960	56,292	56,073	209,325	$96,416	55,617	60,215	212,248	$97,431	54,305	62,344	214,080
Total liabilities	(18,818)	(38,560)	(23,493)	(80,871)	(21,298)	(39,983)	(21,418)	(82,699)	(22,410)	(38,709)	(23,955)	(85,074)
Subtotal	$78,142	$17,732	$32,580	$128,454	$75,118	$15,634	$38,797	$129,549	$75,021	$15,596	$38,389	$129,006
Cash and cash equivalents	—	—	(16,956)	(16,956)	—	—	(26,061)	(26,061)	—	—	(37,009)	(37,009)
Short-term investments - Available-For- Sale	—	—	(9,709)	(9,709)	—	—	(9,698)	(9,698)	—	—	(5,542)	(5,542)
Short-term investments - Held-To- Maturity	—	—	(1,564)	(1,564)	—	—	(1,661)	(1,661)	—	—	(3,161)	(3,161)
Current income taxes receivable	—	—	(613)	(613)	—	—	(524)	(524)	—	—	—	—
Long-term investments - Held-To-Maturity	—	—	(8,353)	(8,353)	—	—	(6,629)	(6,629)	—	—	(1,141)	(1,141)
Long-term investments - Rabbi Trust	—	—	(9,036)	(9,036)	—	—	(8,841)	(8,841)	—	—	(8,415)	(8,415)
Deferred income taxes - non-current	—	—	(452)	(452)	—	—	(455)	(455)	—	—	(545)	(545)
Income taxes payable - current	—	—	646	646	—	—	253	253	—	—	229	229
Income taxes payable - long-term	—	—	3,099	3,099	—	—	3,365	3,365	—	—	3,326	3,326
Deferred income taxes - non-current	—	—	4,918	4,918	—	—	4,917	4,917	—	—	5,330	5,330
Deferred compensation	—	—	9,017	9,017	—	—	8,795	8,795	—	—	8,365	8,365
Total Capital Employed	$78,142	$17,732	$3,577	$99,451	$75,118	$15,634	$2,258	$93,010	$75,021	$15,596	$(174)	$90,443

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

CULP, INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED OCTOBER 31, 2021

Unaudited

(Amounts in Thousands)

	As of the three Months Ended January 31, 2021				As of the three Months Ended November 1, 2020
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$91,412	53,233	67,333	211,978	$83,237	47,267	72,272	202,776
Total liabilities	(21,503)	(38,061)	(24,052)	(83,616)	(21,628)	(30,287)	(23,610)	(75,525)
Subtotal	$69,909	$15,172	$43,281	$128,362	$61,609	$16,980	$48,662	$127,251
Cash and cash equivalents	—	—	(35,987)	(35,987)	—	—	(45,288)	(45,288)
Short-term investments - Available-For- Sale	—	—	(5,548)	(5,548)	—	—	(5,462)	(5,462)
Short-term investments - Held-To- Maturity	—	—	(9,785)	(9,785)	—	—	(5,005)	(5,005)
Long-term investments - Held-To-Maturity	—	—	(512)	(512)	—	—	(759)	(759)
Long-term investments - Rabbi Trust	—	—	(8,232)	(8,232)	—	—	(8,060)	(8,060)
Deferred income taxes - non-current	—	—	(640)	(640)	—	—	(645)	(645)
Income taxes payable - current	—	—	1,129	1,129	—	—	1,413	1,413
Income taxes payable - long-term	—	—	3,325	3,325	—	—	3,325	3,325
Deferred income taxes - non-current	—	—	5,543	5,543	—	—	6,089	6,089
Deferred compensation	—	—	8,179	8,179	—	—	8,000	8,000
Total Capital Employed	$69,909	$15,172	$753	$85,834	$61,609	$16,980	$2,270	$80,859

	Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total
Average Capital Employed (3)	$71,960	$16,223	$1,737	$89,919

Notes

(1)	See last page of this presentation for calculation.

(2)

Return on average capital employed represents the last twelve months operating income as of October 31, 2021, divided by average capital employed. Average capital employed does not include cash and cash equivalents, short-term investments Available-For-Sale, and short-term and long-term investments Held-To-Maturity, long-term investments – Rabbi Trust, income taxes receivable and payable, noncurrent deferred income tax assets and liabilities, and deferred compensation.

(3)	Average capital employed was computed using the five quarterly periods ending October 31, 2021, August 1, 2021, May 2, 2021, January 31, 2021, and November 1, 2020.

(4)

Intangible assets are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

CULP Announces Results for First Quarter Fiscal 2022

December 1, 2021

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT

FOR THE TWELVE MONTHS ENDED NOVEMBER 1, 2020

Unaudited

(Amounts in Thousands)

	Adjusted
	Operating Income
	Twelve Months	Average	Return on
	Ended	Capital	Avg. Capital
	November 1, 2020 (1)	Employed (3)	Employed (2)
Mattress Fabrics	$5,241	$69,290	7.6%
Upholstery Fabrics	8,920	19,133	46.6%
Unallocated Corporate	(9,353)	8,166	N.M.
Total	$4,808	$96,589	5.0%

Average Capital Employed	As of the three Months Ended November 1, 2020				As of the three Months Ended August 2, 2020				As of the three Months Ended May 3, 2020
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$83,237	47,267	72,272	202,776	$79,016	41,239	64,332	184,587	$82,060	38,517	94,507	215,084
Total liabilities (5)	(21,628)	(30,287)	(23,610)	(75,525)	(14,444)	(23,644)	(20,630)	(58,718)	(9,239)	(20,908)	(55,239)	(85,386)
Subtotal	$61,609	$16,980	$48,662	$127,251	$64,572	$17,595	$43,702	$125,869	$72,821	$17,609	$39,268	$129,698
Cash and cash equivalents	—	—	(45,288)	(45,288)	—	—	(39,986)	(39,986)	—	—	(69,790)	(69,790)
Short-term investments – Available-For-Sale	—	—	(5,462)	(5,462)	—	—	(983)	(983)	—	—	(923)	(923)
Short-term investments – Held-To-Maturity	—	—	(5,005)	(5,005)	—	—	(5,092)	(5,092)	—	—	(4,271)	(4,271)
Current income taxes receivable	—	—	—	—	—	—	(782)	(782)	—	—	(1,585)	(1,585)
Long-term investments – Held-To-Maturity	—	—	(759)	(759)	—	—	(1,314)	(1,314)	—	—	(2,076)	(2,076)
Long-term investments - Rabbi Trust	—	—	(8,060)	(8,060)	—	—	(7,916)	(7,916)	—	—	(7,834)	(7,834)
Deferred income taxes - non-current	—	—	(645)	(645)	—	—	(593)	(593)	—	—	(793)	(793)
Line of credit - China operations	—	—	—	—	—	—	—	—	—	—	1,015	1,015
Paycheck Protection Program Loan	—	—	—	—	—	—	—	—	—	—	7,606	7,606
Income taxes payable - current	—	—	1,413	1,413	—	—	613	613	—	—	395	395
Line of credit - U.S. operations	—	—	—	—	—	—	—	—	—	—	29,750	29,750
Income taxes payable - long-term	—	—	3,325	3,325	—	—	3,591	3,591	—	—	3,796	3,796
Deferred income taxes - non-current	—	—	6,089	6,089	—	—	5,311	5,311	—	—	1,818	1,818
Deferred compensation	—	—	8,000	8,000	—	—	7,869	7,869	—	—	7,720	7,720
Total Capital Employed	$61,609	$16,980	$2,270	$80,859	$64,572	$17,595	$4,420	$86,587	$72,821	$17,609	$4,096	$94,526

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED NOVEMBER 1, 2020

Unaudited

(Amounts in Thousands)

	As of the three Months Ended February 2, 2020				As of the three Months Ended November 3, 2019
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$88,641	42,248	81,251	212,140	$84,473	43,313	105,736	233,522
Total liabilities (5)	(11,586)	(18,179)	(22,279)	(52,044)	(14,079)	(23,902)	(29,619)	(67,600)
Subtotal	$77,055	$24,069	$58,972	$160,096	$70,394	$19,411	$76,117	$165,922
Cash and cash equivalents	—	—	(21,640)	(21,640)	—	—	(46,955)	(46,955)
Short-term investments – Available for Sale	—	—	(7,580)	(7,580)	—	—	—	—
Short-term investments – Held-to-Maturity	—	—	(3,171)	(3,171)	—	—	—	—
Current income taxes receivable	—	—	(776)	(776)	—	—	(776)	(776)
Current assets - Discontinued Operation	—	—	(4,738)	(4,738)	—	—	(4,760)	(4,760)
Long-term investments – Held-to-Maturity	—	—	(2,224)	(2,224)	—	—	—	—
Long-term investments - Rabbi Trust	—	—	(7,804)	(7,804)	—	—	(7,575)	(7,575)
Noncurrent income taxes receivable	—	—	(733)	(733)	—	—	(733)	(733)
Deferred income taxes - non-current	—	—	(920)	(920)	—	—	(511)	(511)
Long-term note receivable affiliated with discontinued operation	—	—	(1,800)	(1,800)	—	—	(1,800)	(1,800)
Noncurrent assets - Discontinued Operation	—	—	(9,241)	(9,241)	—	—	(22,950)	(22,950)
Current liabilities - Discontinued Operation	—	—	2,094	2,094	—	—	1,907	1,907
Income taxes payable - current	—	—	455	455	—	—	1,539	1,539
Contingent consideration affiliated with discontinued operation	—	—	—	—	—	—	6,006	6,006
Income taxes payable - long-term	—	—	3,442	3,442	—	—	3,442	3,442
Deferred income taxes - non-current	—	—	2,013	2,013	—	—	3,283	3,283
Deferred compensation	—	—	7,637	7,637	—	—	7,429	7,429
Noncurrent liabilities - Discontinued Operation	—	—	3,501	3,501	—	—	3,550	3,550
Non-controlling interest - Discontinued Operation	—	—	(253)	(253)	—	—	(4,402)	(4,402)
Total Capital Employed	$77,055	$24,069	$17,234	$118,358	$70,394	$19,411	$12,811	$102,616

	Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total
Average Capital Employed (3)	$69,290	$19,133	$8,166	$96,589

CULP Announces Results for Second Quarter Fiscal 2022

December 1, 2021

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED NOVEMBER 1, 2020

Unaudited

(Amounts in Thousands)

Notes

(1)	See last page of this presentation for calculation.
(2)

Return on average capital employed represents the last twelve months operating income as of November 1, 2020 divided by average capital employed. Average capital employed does not include cash and cash equivalents, short-term investments Available-For-Sale, and short-term and long-term investments Held-To-Maturity, long-term investments–Rabbi Trust, income taxes receivable and payable, noncurrent deferred income tax assets and liabilities, deferred compensation, lines of credit associated with our U.S. and China operations, Paycheck Protection Program loan, long-term note receivable affiliated with discontinued operation, current and noncurrent assets–Discontinued Operation, current and non-current liabilities-Discontinued Operation, contingent consideration affiliated with discontinued operation, and non-controlling interest-Discontinued Operation.

(3)	Average capital employed was computed using the five quarterly periods ending November 1, 2020, August 2, 2020, May 3, 2020, February 2, 2020, and November 2, 2019.
(4)

Intangible assets and goodwill are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

(5)

Accrued restructuring costs and certain obligations associated with an acquisition are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

CULP Announces Results for First Quarter Fiscal 2022

December 1, 2021

CULP INC.

CONSOLIDATED STATEMENTS OF ADJUSTED OPERATING INCOME (LOSS)

FOR THE TWELVE MONTHS ENDED OCTOBER 31, 2021, AND NOVEMBER 1, 2020

Unaudited

(Amounts in Thousands)

	Quarter Ended
					Trailing 12
					Months
	1/31/2021	5/2/2021	8/1/2021	10/31/2021	10/31/2021
Mattress Fabrics	$3,297	$2,274	$3,611	$3,139	$12,321
Upholstery Fabrics	3,863	2,613	2,267	1,028	9,771
Unallocated Corporate	(3,123)	(3,248)	(2,560)	(2,527)	(11,458)
Adjusted Operating income	$4,037	$1,639	$3,318	$1,640	$10,634

	Quarter Ended
					Trailing 12
					Months
	2/2/2020	5/3/2020	8/2/2020	11/1/2020	11/1/2020
Mattress Fabrics	$1,778	$(2,764)	$1,845	$4,382	$5,241
Upholstery Fabrics	3,030	490	2,113	3,287	8,920
Unallocated Corporate	(2,119)	(2,008)	(2,075)	(3,151)	(9,353)
Subtotal	$2,689	$(4,282)	$1,883	$4,518	$4,808
Asset Impairments	—	(13,712)	—	—	(13,712)
Restructuring credit	35	—	—	—	35
Adjusted Operating income (loss)	$2,724	$(17,994)	$1,883	$4,518	$(8,869)
% Over (Under)	48.2%	(109.1)%	76.2%	(63.7)%	N.M.

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